Exhibit 10.5

SINDA LTD

STOCK OPTION AWARD AGREEMENT

FOR CANADIAN OPTIONEES

pursuant to the

SINDA LTD

AMENDED AND RESTATED

2020 LONG TERM INCENTIVE PLAN

You (the “Optionee”) have been granted a Stock Option Award (this “Award”) from Sinda Ltd, a Cayman Islands exempted company (the “Company”), on the following terms and subject to the provisions of Schedule A and the Sinda Ltd Amended and Restated 2020 Long Term Incentive Plan (the “Plan”). Unless defined in this Stock Option Award Agreement (including Schedule A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Optionee:

Grant Date:

Per Share Exercise Price:

Number of Option Shares subject to this Option:

Type of Option: Non-Qualified Stock Option (“NSO”)

Vesting: Subject to the Optionee’s Continuous Service with the Company or any Subsidiary, 50% of the Option Shares shall vest and become exercisable as of the Grant Date and 25% of the Option Shares shall vest and become exercisable after each of the first and second anniversaries of the Grant Date (rounded down to the next whole share, with any fractional shares vesting on the first vesting date on which any fractional shares that would have previously vested but for such rounding down equal one when added together).

Option Period: Ten years from the Grant Date

1.           Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee, as of the Grant Date specified above, a stock option (this “Stock Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Ordinary Shares specified above (the “Option Shares”). This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

2.            No Dividend Equivalents. The Optionee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Stock Option on any dividend payment date for the Ordinary Shares prior to the Stock Option being exercised.

3.           Vesting; Exercise; Expiration.

(a)           Subject to the Optionee’s Continuous Service with the Company or any Subsidiary, 50% of the Option Shares shall vest and become exercisable as of the Grant Date and 25% of the Option Shares shall vest and become exercisable after each of the first and second anniversaries of the Grant Date (rounded down to the next whole share, with any fractional shares vesting on the first vesting date on which any fractional shares that would have previously vested but for such rounding down equal one when added together).

(b)            Notwithstanding the provisions above, the Committee may, in its sole discretion, accelerate the vesting of any unvested portion of this Stock Option at any time.

(c)            Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Stock Option shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date (the “Option Period”).

(d)            In no event shall this Stock Option be exercisable for a fractional Ordinary Share.

(e)            The Stock Options granted hereunder shall automatically vest in full upon the consummation of a Change of Control.

4.	Exercise Notice; Taxes; Method of Payment; Conditions.

(a)           This Stock Option shall be exercised by the Optionee by delivering to the Secretary of the Company or his/her designated agent on any business day (the “Exercise Date”) a written notice in the form attached hereto as Schedule A, specifying the number of the Option Shares the Optionee then desires to acquire (the “Notice of Exercise”). The Notice of Exercise shall be accompanied by payment in full of the exercise price and, in accordance with Section 17 of the Plan, up to the maximum amount necessary, if any, to satisfy federal, state, local and other tax withholding requirements in the applicable jurisdictions with respect to the exercise of the Option.

(b)            The method of payment for exercising Options may be one or a combination of the following: (i) cash or check payable to the Company; or (ii) any other form of legal consideration that may be acceptable to the Committee.

(c)            The exercise of any portion of this Stock Option shall be contingent upon the Optionee (or his or her estate or designated beneficiary(ies)) entering into or becoming a party to a subscription agreement or shareholders agreement with such terms and conditions as the Committee shall determine in its sole discretion.

5.            Issuance of Shares. Upon delivery of the Option Shares, such Shares shall be evidenced by entries in the register of members of the Company; provided, however, that in addition to updating the register of members of the Company, the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.

6.	Termination of Continuous Service.

(a)             If the Optionee’s Continuous Service is terminated for any reason, any unvested portion of this Stock Option shall terminate on the date of such termination and such unvested portion of this Stock Option shall be cancelled by the Company.

(b)            If the Optionee’s Continuous Service is terminated for any reason, such Optionee’s rights, if any, to exercise any then exercisable and vested portion of this Stock Option shall terminate ninety (90) days after the date of such termination (but in no event beyond the stated term of the Stock Option as determined under Section 3(b) of this Agreement) and thereafter such Stock Option shall be cancelled by the Company. Nothing in this Agreement shall be construed to limit, impede, or impair the right or obligation of an Optionee to report any illegal, improper, or other inappropriate conduct to any government agency regarding matters that are within the jurisdiction of such agency. The Committee, in its sole discretion, may determine that this Stock Option may remain exercisable for an additional specified period after the period specified in this Section 6(b), but in no event beyond the stated term of the Stock Option as determined under Section 3(b) of this Agreement.

7.	Non-Transferability.

(a)            Except as provided in Section 7(b), (i) this Stock Option, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or the laws of descent and distribution or by order of a court in a dissolution of marriage, (ii) this Stock Option shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process, and (iii) any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Stock Option, or the levy of any execution, attachment or similar legal process upon this Stock Option contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect.

(b)           During the Optionee’s lifetime, the Optionee may, with the consent of the Committee, transfer without consideration all or any portion of this Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family. For purposes of this Agreement, “Immediate Family” means the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption; provided, however, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms and provisions of the Plan, and by the terms and provisions of any applicable outstanding Award Agreements, subscription agreement, shareholders agreement, or other agreements covering the Options or the shares subject to the Options. Whether or not an individual is a member of the “Immediate Family” shall be determined in accordance with Rule 701 of the Securities Act.

8.            No Right to Continued Employment. Nothing in the Plan or in any Stock Option granted under the Plan or in any Agreement or other agreement entered into pursuant hereto shall confer upon the Participant the right to continue in an employment relationship with the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Participant’s employment relationship.

9.            Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, subject to Section 12 below or unless such amendments are expressly intended not to apply to the grant of this Stock Option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. Notwithstanding the foregoing, the provisions of Sections 9(c)(iii) and 9(c)(iv) of the Plan shall not apply to grants of Stock Options hereunder. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. If the Optionee is party to an agreement with the Company or any Subsidiary providing for the issuance of Stock Options of the Company, such agreement shall control in the event of any conflict between the terms of the such agreement, on the one hand, and this Agreement and the Plan, on the other hand.

10.         Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Sinda Ltd

c/o SNDA Exploración, S. de R.L. de C.V.,

Antiguo Camino a Don Diego S/N

Fraccionamiento Mi Bendición, Interior 6

San Miguel Allende, Guanajuato

C.P. 37898, Mexico

Email: [***]

With copy to: [***]

if to the Optionee, to the address that the Optionee most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

11.         Entire Agreement. This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

12.         Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Optionee, except that the Committee may amend or modify this Agreement without the Optionee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

13.         Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Subject to Section 7, the Optionee shall not assign any part of this Agreement without the prior express written consent of the Company. The Optionee acknowledges and agrees that the Optionee's participation in the Award is voluntary and was not induced by expectation of appointment, employment or engagement, or continued appointment, continued employment or continued engagement, by or with the Company.

14.         Optionee Undertaking and Agreement. By accepting this Award, the Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on the Optionee pursuant to the provisions of this Agreement.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

16.         Compliance with Laws. The issuance of this Stock Option (and the Option Shares upon exercise of this Stock Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Stock Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

17.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.          Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.         Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.         Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.         Delegation of Board Authority. To the extent that the Board has delegated any of its authority under this Agreement to a Committee, references to actions made at the option of the Board shall also be to actions made at the option of the Committee.

22.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.        Recovery. Every Award issued pursuant to the Plan is subject to potential recovery or recapture to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Option Shares may be listed, Section 10 of the Plan, or any policy of the Company. By accepting this Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or recapture provision imposed by applicable federal or state law, rules of any national securities exchange on which the Option Shares may be listed, as determined pursuant to Section 10 of the Plan, or as prescribed by any policy of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

SINDA LTD

By:

Name:

Title:

OPTIONEE

By:

Name:

[Signature Page to Sinda Ltd Option Award Agreement]

Schedule A

NOTICE OF EXERCISE OF STOCK OPTION AND AGREEMENT SINDA LTD

This Notice of Exercise and Agreement (“Agreement”) is made as of ______________, by and between Sinda Ltd, a Cayman Islands exempted company (the “Company”), and __________________ (“I” or “Optionee”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s Long Term Incentive Plan (the “Plan”).

1.           Exercise of Option. Subject to the terms and conditions hereof, Optionee hereby elects to exercise options to purchase ______ Ordinary Shares (the “Shares” or “Option Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted on ________________ (the “Option Agreement”). The price for the Option Shares shall be $_______ per Share for a total purchase price of $_____________.

2.         Time and Place of Exercise. The purchase and sale of the Option Shares under this Agreement shall occur at the principal office of the Company simultaneously with the delivery of this executed Agreement and payment of the exercise price and payment of all applicable taxes in accordance with the provisions of Section 4 of the Option Agreement. Promptly or as soon as practicable thereafter, if the Shares are certificated, the Company will deliver to Optionee a certificate representing the Shares (which shall be issued in Optionee’s name or to the order of Optionee if the Shares are publicly traded on any stock exchange or over-the-counter market and the Shares have been registered under the Securities Act of 1933).

3.           Representations and Warranties of Optionee. In connection with the exercise of this Option and the delivery of the Option Shares, the Optionee hereby represents and warrants the following (Initial paragraphs (a) and/or (b), as applicable):

(a)            [____] Rule 701 Representations. The Optionee is, or was as of the Grant Date, an Employee, Director, general partner, Officer, Consultant or advisor of the Company or its Subsidiaries. Additionally, if the Optionee is or was a Consultant or advisor described in the preceding sentence, Optionee represents that (i) he or she is a natural person; (ii) he or she provides or provided bona fide services to the Company or its Subsidiaries; and (iii) the services are not or were not in connection with the offer or sale of securities in a capital-raising transaction, and do not or did not, directly or indirectly, promote or maintain a market for the Company’s securities.

(b)            [____] Rule 506; Investment Representations. The Optionee further represents and warrants as follows: (i) the Optionee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Optionee’s investment in the Company and has consulted with the Optionee’s own advisers with respect to the Optionee’s investment in the Company; (ii) the Optionee is a service provider to the Company or one of its Subsidiaries and has sufficient experience in business, financial and investment matters and in analyzing companies like the Company to be able to evaluate the risks involved in the acquisition of the Option Shares and to make an informed investment decision with respect to such acquisition; and (iii) the Optionee can afford a complete loss of the value of the Option Shares and is able to bear the economic risk of holding the Option Shares for an indefinite period

(c)           Investment Purposes, Private Placement, Restrictions on Transfer. The Optionee is acquiring the Option Shares for the Optionee’s own account for investment purposes only and not for resale or with a view to the distribution thereof. The Optionee understands and acknowledges that the Option Shares are not registered under the Securities Act or any applicable state or other securities laws, including applicable Canadian securities laws, are “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. The Optionee also understands that the Company is under no obligation and has not agreed to and does not plan to file a registration statement to register the resale of the Option Shares under the Securities Act or under any applicable state or other securities law, including applicable Canadian securities laws. As a result, the Optionee understands that he or she must bear the economic risk of the investment for an indefinite period of time and agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Option Shares unless there is then in effect a registration statement under the Securities Act and registration under applicable state or other securities laws, including applicable Canadian securities laws, covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable state and other securities laws, including applicable Canadian securities laws, or the Optionee has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act or registration under applicable state or other securities laws, including applicable Canadian securities laws. The Company may request a copy of any such opinion and, upon such request, the Optionee shall promptly provide such copy to the Company. The Company shall not be required to permit the Optionee’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.

4.	Restrictive Legends and Stop Transfer Orders.

(a)            Legends. Any certificate or certificates representing the Option Shares shall bear the following legends (as well as any other legends required by applicable federal, state and other corporate and securities laws):

(i)          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)            Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)             Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.	Lock-Up.

(a)            The Optionee hereby agrees that, if required by the managing underwriter (the “Managing Underwriter”) for an initial public offering of the Company’s securities (“IPO”), he or she will not, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the Managing Underwriter (such period not to exceed l80 days, which period may be extended upon the request of the Managing Underwriter for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180 day lock-up period) (the “IPO Lock-Up Period”), lend, offer, pledge, contract to sell, sell any option or contract to transfer, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, directly or indirectly, any Shares owned immediately before the effective date of the registration statement for such offering. The foregoing provisions shall not apply to the sale of any Shares to the Managing Underwriter or any other underwriter for the IPO pursuant to the underwriting agreement for the IPO and shall only be applicable to the Participant if all officers, directors and shareholders of more than five percent of the Company’s outstanding equity securities are subject to the same restrictions. The Managing Underwriter and such other underwriters for the IPO are intended third party beneficiaries of this agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b)            The Optionee further agrees (i) to execute such agreements as may be reasonably requested by the Company or the Managing Underwriter in connection with the IPO that are consistent with this agreement or that are necessary to give further effect thereto; and (ii) if requested by the Company or the Managing Underwriter, to use its commercially reasonable efforts to provide, within five business days of such request, such information as may be required by the Company or the Managing Underwriter in connection with the completion of the IPO.

(c)            In order to enforce the foregoing covenant, the parties hereto agree that the Company may impose, or instruct its transfer agent and/or registrar for the Company’s Shares to impose, stop-transfer or similar instructions that restrict the transfer of the Option Shares owned by the Optionee (and transferees and assignees thereof) during and until the end of the expiration of the IPO Lock-Up Period (as such may be extended in accordance with the foregoing).

6.           Recovery. Every Share issued pursuant to the Plan is subject to potential recovery or recapture to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Option Shares may be listed, Section 10 of the Plan, or any policy of the Company. By exercising this Option, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or recapture provision imposed by applicable federal or state law, rules of any national securities exchange on which the Option Shares may be listed, as determined pursuant to Section 10 of the Plan, or as prescribed by any policy of the Company.

7.            Tax Advice. The Optionee hereby acknowledges that neither the Company nor any of its representatives has provided to the Optionee any tax-related advice with respect to the matters covered by this Agreement. The Optionee understands and acknowledges that the Optionee is solely responsible for obtaining his or her own tax advice with respect to the exercise of the Option and matters covered by this Agreement.

8.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws thereof.

9.            Compliance with Laws. The issuance of the Option Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

10.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

11.          Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

12.          Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

13.         Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

14.            Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of the Optionee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Optionee do not and shall not conflict with, violate, or cause a breach of any other agreement, contract or instrument to which the Optionee is a party or any judgment, order or decree to which the Optionee is subject.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

OPTIONEE

Name:

SINDA LTD

By:

Name:

Title:

 [Signature Page to Notice of Exercise of Nonqualified Stock Option Agreement]